                                                                      EXHIBIT 31

                         SARBANES-OXLEY ACT SECTION 302

 I, Richard G. Zab, certify that:

         1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the period covered by this annual report, of National City Auto Receivables Trust 2004-A;

         2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

         4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under that agreement; and

         5. The reports disclose all significant deficiencies relating to the servicer's compliance with the specified servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the specified servicing standards identified in the Report of Management, as generally set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

         In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party:
         Wilmington Trust Company, Bank of New York.

Date: March 31, 2005              By:
                                  /s/ Richard G. Zab
                                  ----------------------------------------------
                                  Richard G. Zab
                                  Senior Vice President
                                  National City Bank